BELL SPORTS CORP.

                          INVESTMENT AND INCENTIVE PLAN

1. DEFINED TERMS

         Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain provisions relating to those terms.

2. IN GENERAL

         The Plan has been established to advance the interests of Bell by giving selected Employees, directors, consultants or advisers who are in a position to make significant contributions to the success of Bell equity-based incentives through the grant of Awards. No Awards may be granted under the Plan after August 31, 2008, but Awards granted prior to that date may extend beyond that date.

3. ADMINISTRATION

         The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures (which it may modify or waive); and otherwise do all things necessary to carry out the purposes of the Plan. Once an Award has been communicated in writing to a Participant, the Administrator may not, without the Participant's consent, alter the terms of the Award so as to affect adversely the Participant's rights under the Award, unless the Administrator expressly reserved the right to do so in writing at the time of such communication.

4. SHARES SUBJECT TO THE PLAN

         A maximum of 15,000 Series A Preferred Shares, 12,500 Class A Shares and 132,100 Class B Shares may be issued under the Plan, subject to adjustment under Section 10. For purposes of the preceding sentence, Shares that have been forfeited or repurchased by the Bell Sports Corp. or its designee in accordance with the terms of the applicable Award shall not be deemed to have been issued under the Plan. The number of Shares issued under an Award shall be determined net of any previously acquired Shares tendered by the Participant in payment of the purchase price or of withholding taxes. No fractional Shares shall be issued under the Plan.

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5. ELIGIBILITY AND PARTICIPATION

         The Administrator will select Participants from among those key Employees, directors, consultants and advisers providing services to Bell who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of Bell.

6. UNRESTRICTED AND RESTRICTED STOCK AWARDS

         6.1. NATURE OF STOCK AWARD. An Award of Series A Preferred, Class A or Class B Shares (a "Stock Award") entitles the recipient to acquire, for such purchase price (if any) as the Administrator may determine, Shares subject to the restrictions described in Section 6.4(a) or (b) and Section 8 below.

         6.2. ACCEPTANCE AND PAYMENT. A Participant who is granted a Stock Award will have no rights with respect to Shares subject to such Award unless he or she accepts the Award in a manner acceptable to the Administrator, becomes a party to the Shareholders Agreement, and pays in full the specified purchase price, if any, of the Shares covered by the Award. Payment may be by cash, check or promissory note acceptable to the Administrator, except as otherwise provided in the Award or as otherwise determined by the Administrator.

         6.3. RIGHTS AS A STOCKHOLDER. Subject to the restrictions described in Sections 6.4, and 8 through 10, the terms of the Shareholders Agreement, and any other conditions imposed by the Administrator in writing at the time the Award is granted, including any written deadline for acceptance of such Award, a Participant who receives Shares under the Plan shall have all rights of a stockholder (including voting and distribution rights) with respect to such Shares; PROVIDED, however, until a Participant's Shares are vested, in accordance with the terms of the Plan, a Participant will not have the right to vote such Shares. Cash or stock dividends and any other distribution received with respect to Shares issued under the Plan shall be subject to the same terms, conditions and restrictions as those to which those Shares are subject. Unless the Administrator otherwise determines, certificates evidencing Shares subject to a Stock Award will remain in the possession of Bell Sports Corp. until such Shares are free of all restrictions under the Plan.

         6.4. VESTING RESTRICTIONS AND OTHER TERMS OF STOCK AWARDS. Unless the Administrator otherwise provides in writing at the time of grant, Series A Preferred, Class A and Class B Shares are subject to the vesting restrictions described in paragraphs (a) and (b) below. The Administrator may, in its discretion, at any time accelerate the time at which the vesting restrictions on all or any part of the Shares will lapse.

                  (a) SERIES A PREFERRED AND CLASS A SHARES. The Administrator may make a Stock Award entitling the recipient to purchase, for Fair Market Value, Class A and Series A Preferred Shares. Unless otherwise determined by the Administrator at the time of purchase, one percent of

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         the Fair Market Value at the time of grant of Shares purchased pursuant to this Section 6.4(a) shall be Class A Shares and ninety-nine percent of the Fair Market Value at the time of grant of the Shares purchased pursuant to this Section 6.4(a) shall be Series A Preferred Shares. A Participant will be fully vested in Class A and Series A Preferred Shares as of the date on which payment is made for such Shares, subject to Section 8.

                  (b) CLASS B RESTRICTED STOCK. The Administrator may make a Stock Award entitling the recipient to purchase, for Fair Market Value at the time of grant, Class B Shares. Unless otherwise determined by the Administrator at the time of grant, forty percent (40%) of the Shares awarded pursuant to this Section 6.4(b) shall be Time-Vested Restricted Stock vesting (subject to Section 8) as described in (i) below, and sixty percent (60%) shall be Performance-Vested Restricted Stock vesting (subject to Sections 8 and 9) as described in (ii) below.

                           (i) TIME-VESTED RESTRICTED STOCK. Time-Vested
                  Restricted Stock will vest, subject to Section 8, as to 20% of such Shares subject to the Award as of the day Bell Sports Corp.'s first independent audit report for each of the Fiscal Years ending in 1999-2003 is issued.

                           (ii) PERFORMANCE-VESTED RESTRICTED STOCK.
                  Performance-Vested Restricted Stock will vest, subject to Sections 8 and 9, in full on the seventh anniversary of the Award Date, but will have accelerated vesting as follows: (a) if Bell achieves or exceeds the EBITDA Target Amount for any Fiscal Year ending after the Award Date and before the fifth anniversary of the Award Date, 20% of the Performance-Vested Restricted Stock will vest as of the day Bell Sports Corp.'s first independent audit report for such Fiscal Year is issued, and (b) if the EBITDA Target Amount for the Fiscal Year ending in 2003 is achieved or exceeded as of the last day of any earlier Fiscal Year, 100% of the Performance-Vested Restricted Stock will vest as of the day Bell Sports Corp.'s first independent audit report for such earlier Fiscal Year is issued.

7. LOANS IN CONNECTION WITH CLASS A AND SERIES A PREFERRED AWARDS

         Bell Sports Corp. may, directly or by guaranty, provide for a loan, on a full recourse basis and fully secured by the Shares purchased with the proceeds of such loan, to a Participant ("Loan") in connection with the grant of any Award of Series A Preferred and Class A Shares to the Participant under
Section 6.4(a) and with the purchase of Shares under such Award. The Administrator will have full authority to decide whether to provide for a Loan and to determine the amount, terms and conditions of the Loan, including the interest rate, the terms on which the Loan is to be repaid and the conditions, if any, under which it may be forgiven. However, no Loan may have a term (including extensions) exceeding ten years in duration.

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8. TREATMENT OF STOCK AND LOAN AWARDS UPON TERMINATION OF EMPLOYMENT OR SERVICE

         If the Participant suffers a termination of employment or service for any reason, Bell Sports Corp. or its designee shall have the right (but not the obligation) to purchase the Shares originally subject to a Stock Award, whether or not then vested, and Loans may be accelerated, as provided below:

                  (1) In the case of termination of employment or service by reason of death or Disability, the purchase price for the Shares, both vested and unvested, shall be equal to the greater of (i) the price paid for such Shares and (ii) the Fair Market Value of the Shares as of the Date of Termination.

                  (2) In the case of termination of employment or service (i) for Cause, or (ii) other than for Cause, where the Participant accepts employment with a Competitor within one year of the Date of Termination, the purchase price for the Shares, both vested and unvested, shall be equal to the lesser of (x) the price paid for such Shares and (y) the Fair Market Value of such Shares as of the Date of Termination.

                  (3) In the case of all other terminations of employment or service, (i) the purchase price for any Shares that are vested as of the Date of Termination shall be the Fair Market Value of the Shares as of the Date of Termination, and (ii) the purchase price for any Shares that are unvested as of the Date of Termination, shall be the lesser of
         (x) the price paid for the Shares and (y) the Fair Market Value of such Shares as of the Date of Termination.

         Bell Sports Corp. or its designee shall have the right to repurchase Shares for 6 months after the Date of Termination, except in the case of a termination by reason of Disability, in which case the right to repurchase shall continue for 6 months after the end of the 180 day disability period. Payment for any Shares so repurchased shall be made by Bell Sports Corp. or its designee at or before the end of such six month period, with interest at the rate of 7% per annum accruing from the date that notice of repurchase is provided to the Participant.

         In the event of any termination of employment or service, the balance of any Loan outstanding and any accrued interest thereon shall reduce the purchase price. If the balance of the Loans outstanding on the Date of Termination, plus accrued interest thereon, exceeds the purchase price, such excess shall be immediately due and payable.

         Notwithstanding the foregoing, in the event of a Qualified Public Offering occurring prior to the Date of Termination, the obligation of the Participant to offer the Shares to Bell Sports Corp. for purchase pursuant to this Section 8 shall terminate with respect to all vested Shares.

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9. BELL SPORTS CORP. CALL OPTION.

         Notwithstanding anything in this Plan to the contrary, Bell Sports Corp. or its designee shall have the right (but not the obligation) during the Call Period to purchase any Class B Shares originally subject to a Stock Award which are unvested as of the date during the Call Period that notice of such repurchase is provided to the Participant. The purchase price for such Class B Shares shall be equal to the Fair Market Value of such Class B Shares as of the date that notice of repurchase is provided to the Participant. Payment for any Class B Shares so repurchased shall be made by Bell Sports Corp. or its designee at or before the end of the Call Period, with interest at the rate of 7% per annum accruing from the date that notice of repurchase is provided to the Participant.

10. EFFECT OF CERTAIN TRANSACTIONS

         10.1. MERGERS, ETC. In the event of a Covered Transaction, all Stock Awards, including for this purpose any property for which a Stock Award has been exchanged or converted in the Covered Transaction, to the extent not fully vested (including Stock Awards subject to performance conditions not yet satisfied or determined) will become fully vested or be forfeited as follows:
(i) unvested Stock Awards will fully vest if (x) the Participant remains employed by, or otherwise provides services to, an entity which is a surviving or acquiring entity in the Covered Transaction or an affiliate of such an entity for at least six months after the effective date of the Covered Transaction or
(y) the Participant ceases to be employed by or otherwise provide services to such surviving or acquiring entity for Good Reason or as a result of death, Disability or a termination by such surviving or acquiring entity other than for Cause; and (ii) otherwise, unvested Stock Awards will be forfeited. In addition, the following rules shall apply:

                  (1) Subject to paragraph (b) below, the Administrator may in its sole discretion prior to the effective date of the Covered Transaction, (1) remove the restrictions or conditions to vesting from each outstanding Share, (2) forgive all or any portion of the principal or interest on a Loan or (3) do both (1) and (2). If the Administrator does not do so with respect to any Award, however, such Award will vest or be forfeited, as described in the introductory paragraph to this Section.

                  (2) If an outstanding Award is subject to performance or other conditions (other than conditions relating only to the passage of time and continued employment) which will not have been satisfied at the effective date of the Covered Transaction, the Administrator may in its sole discretion remove such condition. If the Administrator does not do so with respect to any Award, however, such Award will vest or be forfeited, as described in the introductory paragraph to this Section.

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         The Administrator may in good faith provide in the case of any Award that the provisions of the preceding paragraph shall also apply to other transactions, not constituting a Covered Transaction, that involve the acquisition of Shares.

         10.2. CHANGES IN AND DISTRIBUTIONS WITH RESPECT TO SHARES

                  (1) BASIC ADJUSTMENT PROVISIONS. In the event of a change in the capital structure of Bell Sports Corp., the Administrator, subject to Board approval, if required, may make appropriate adjustments to the maximum number of Shares that may be issued under the Plan under
         Section 4 and may also make appropriate adjustments to the number and kind of Shares or securities subject to Awards then outstanding, any purchase prices relating to Awards and any other provision of Awards affected by such change.

                  (2) CERTAIN OTHER ADJUSTMENTS. The Administrator may also make adjustments of the type described in paragraph (a) above to take into account distributions to the holders of Shares other than normal distributions of operating cash flow, mergers, consolidations, acquisitions, dispositions or similar transactions, or any other event (including a repurchase of Shares), if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder.

                  (3) CONTINUING APPLICATION OF PLAN TERMS. References in the Plan to Shares shall be construed to include any Shares or other securities resulting from an adjustment pursuant to Section 10.2(a) or 10.2(b) above.

11. AMENDMENT AND TERMINATION. Subject to the last sentence of Section 3, the Administrator, subject to Board approval, if required, may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards.

12. GENERAL PROVISIONS

                  (1) PERFORMANCE OBJECTIVES. Where rights under an Award depend in whole or in part on attainment of performance objectives, actions by Bell or others that have an effect, however material, on such performance objectives or on the likelihood that they will be achieved will not be deemed an amendment or alteration of the Award unless accomplished by a change in the express terms of the Award.

                  (2) ALTERNATIVE SETTLEMENT. The Administrator retains the right, provided the holder of the Award consents, at any time to extinguish rights under an Award in exchange for payment in cash or other property on such terms as the Administrator determines.

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                  (3) TRANSFERABILITY OF AWARDS. Except as the Administrator
         otherwise expressly provides, Awards may not be transferred other than by will or by the laws of descent and distribution.

                  (4) TAXES. The Administrator will make such provision for the withholding of taxes as it deems necessary or advisable. The Administrator may, but need not, hold back Shares from an Award or permit a Participant to tender previously owned Shares (at the then Fair Market Value) in satisfaction of tax withholding requirements.

                  (5) RIGHTS LIMITED. Nothing in the Plan shall be construed as giving any person the right to continued employment or service with Bell, or any rights as a stockholder except as to Shares actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of employment or service for any reason, even if the termination is in violation of an obligation of Bell to the Participant.

                  (6) RIGHTS ENFORCEABLE AGAINST BELL. All rights to purchase Shares under the Plan shall be exercisable or enforceable solely against Bell.

                  (7) NON-LIMITATION OF BELL'S RIGHTS. The existence of the Plan or the grant of any Award shall not in any way affect Bell's right to award a person bonuses or other compensation in addition to Awards under the Plan.

                  (8) GOVERNING LAW. The Plan shall be construed in accordance with the laws of the State of Delaware.

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                                    EXHIBIT A

                               DEFINITION OF TERMS

         The following terms, when used in the Plan, shall have the meanings and the Plan be subject to the provisions set forth below:

         "ADMINISTRATOR": The Committee, if one has been appointed; otherwise the Board.

         "AFFILIATE": Any corporation or other entity in which Bell Sports Corp. owns, directly or indirectly, 50% or more of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.

         "AWARD": Stock Awards described in Section 6 or Loans described in
Section 7.

         "AWARD DATE":  The date on which an Award is granted.

         "BELL":   Bell Sports Corp. and the Affiliates, or any of them.

         "BELL SPORTS CORP.":  Bell Sports Corp., a Delaware corporation.

         "BOARD":  The Board of Directors of Bell Sports Corp.

         "CALL PERIOD": The period beginning on the first day of the Fiscal Year ending in 2005 and ending on the day before the seventh anniversary of the Award Date.

         "CAUSE": Any of the following as determined by the Board in its reasonable judgment, (i) the Participant's failure to perform (other than by reason of Disability), or material negligence in the performance of, the Participant's duties and responsibilities to Bell, (ii) a material breach by the Participant of any provisions of any employment or other agreement between the Participant and Bell, or (iii) other conduct by the Participant that is materially harmful to the business, interests or reputation of Bell.

         "CLASS A SHARES": Shares of Class A Common Stock, par value $.01 per share, of Bell Sports Corp.

         "CLASS B SHARES": Shares of Class B Common Stock, par value $.01 per share, of Bell Sports Corp.

         "COMMITTEE": A committee of the Board charged with the responsibility of administering the Plan.
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         "COMPETITOR": As determined by the Administrator in its sole discretion, a manufacturer of products manufactured or sold by the Company.

         "COVERED TRANSACTION": (i) a consolidation, sale or merger in which Bell Sports Corp. does not survive as an entity or which results in the acquisition of substantially all of the Class A Shares by a single person or entity or by a group of persons and/or entities acting in concert, provided that such consolidation, sale or merger results in a change of at least 50.1% in voting control of Bell Sports Corp. or (ii) a sale or transfer of all or substantially all of Bell Sports Corp.'s assets.

         "DATE OF TERMINATION": the last date a Participant was actively employed or actively providing services to Bell.

         "DISABILITY": Participant is totally disabled from working for a period of 180 consecutive days; has become eligible for coverage under Bell's long-term disability plan (as in effect from time to time) and such disability is certified in writing by the Participant's attending physician and, if requested by Bell, a physician selected by Bell.

         "EBITDA": Income (loss) from operations plus (i) depreciation and amortization (excluding amortization of deferred financing fees, which is included in interest expense), (ii) write-up to fair value of finished goods related to any merger or acquisition, (iii) loss on disposal of product lines and sales of assets, (iv) such restructuring charges or one-time deal related costs as are approved by the Board, and (v) annual management fees payable to the Investors.

         "EBITDA TARGET AMOUNT": (i) $30.1 million for the Fiscal Year ending in 1999, (ii) $44.4 million for the Fiscal Year ending in 2003 or such other amount as determined by the Board in its sole discretion, and (iii) an amount determined by the Board in its sole discretion for all other Fiscal Years.

         "EMPLOYEE":  Any person who is employed by Bell.

         "FAIR MARKET VALUE": Fair market value as determined at least annually by the Administrator in its sole discretion.

         "FISCAL YEAR": Bell Sports Corp.'s fiscal year ending the last Saturday in June of each year.

         "GOOD REASON": The occurrence on or after a Covered Transaction of (i) a material diminution of any of the Participant's significant duties immediately prior to the Covered Transaction or the assignment to the Participant of any duties materially inconsistent with his or her duties immediately prior to the Covered Transaction; or (ii) a material reduction of any benefits or perquisite
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enjoyed by the Participant or the failure to continue the Participant's participation in any incentive compensation plan, unless a plan providing a substantially similar economic opportunity is substituted or all similarly situated employees suffer a substantially similar reduction or failure.

         "INVESTORS": Brentwood Associates Buyout Fund II, L.P. and Charlesbank Equity Fund IV, Limited Partnership.

         "LOAN": Loans made by Bell Sports Corp. to a Participant to purchase Class A and Series A Preferred Shares, pursuant to Section 7.

         "PARTICIPANT": An Employee, director, consultant or adviser who is granted an Award under the Plan.

         "PERFORMANCE-VESTED RESTRICTED STOCK": Class B Shares described in
Section 6.4(b)(ii).

         "PLAN": Bell Sports Corp. Investment and Incentive Plan as from time to time amended and in effect.

         "QUALIFIED PUBLIC OFFERING": A registered public offering of shares of the Bell Sports Corp.'s Class A Shares after which the Investors will have sold 30% of the Class A Shares for which they originally subscribed.

         "SERIES A PREFERRED SHARES": Shares of Series A Preferred Stock, par value $.01 per share, of Bell Sports Corp.

         "SHAREHOLDERS AGREEMENT": Shareholders Agreement among Bell Sports Corp. and the stockholders, named therein, as in effect from time to time.

         "SHARES": Class A Shares, Series A Preferred Shares or Class B Shares.

         "STOCK AWARD":  Shares awarded pursuant to Section 6.

         "TIME-VESTED RESTRICTED STOCK": Class B Shares described in Section 6.4(b)(i).